EXHIBIT 10.50

THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT
THIS THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT (this "Agreement") is entered into as of April 8, 2013, by and among AFFYMETRIX, INC., a Delaware corporation (the "Borrower"), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself and as agent for the Lenders (in such capacity, the "Agent"), and the Lenders signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined), as amended.
                                                                                                                             R E C I T A L S:

WHEREAS, Borrower, the other Credit Parties party thereto, the Agent and the Lenders entered into that certain Credit Agreement, dated as of June 25, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement");
WHEREAS, the Events of Default set forth on Schedule A hereto (such Events of Default, the "Specified Defaults") have occurred and are continuing or may potentially have occurred and be continuing; and
WHEREAS, the Credit Parties have requested that the Agent and the Lenders party hereto waive the Specified Defaults and amend certain provisions of the Credit Agreement, and the Agent and each Lender party hereto agree to such waiver and amendments upon the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.  Amendments.  Effective as of the Effective Time (as defined below):
(a)            Section 6.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
"6.2    Leverage Ratio.  The Credit Parties shall not permit the Leverage Ratio as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:
Date                                              Maximum Leverage Ratio
September 30, 2012                                              4.75:1.00
December 31, 2012                                               4.50:1.00
March 31, 2013                                                     4.50:1.00
June 30, 2013                                                        4.75:1.00
September 30, 2013                                              4.50:1.00
December 31, 2013                                               4.25:1.00
March 31, 2014                                                     4.25:1.00
June 30, 2014                                                        4.00:1.00
September 30, 2014                                              4.00:1.00
December 31, 2014                                               3.75:1.00
March 31, 2015                                                     3.75:1.00
June 30, 2015 and the                                          3.50:1.00
last day of each Fiscal
Quarter thereafter
"Leverage Ratio" shall be calculated in the manner set forth in Exhibit 4.2(b)."
(b)            Section 6.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
"6.3    Senior Leverage Ratio.  The Credit Parties shall not permit the Senior Leverage Ratio as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date September 30, 2012 December 31, 2012 March 31, 2013 June 30, 2013 September 30, 2013 December 31, 2013 March 31, 2014 June 30, 2014 and the last day of each Fiscal Quarter thereafter	Senior Maximum Leverage Ratio 2.00:1.00 1.80:1.00 1.80:1.00 1.80:1.00 1.75:1.00 1.75:1.00 1.60:1.00 1.50:1.00
 "Senior Leverage Ratio" shall be calculated in the manner set forth in Exhibit 4.2(b)."
(c)            Exhibit 1.8(e) of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1.8(e) attached hereto.
(d)            Exhibit 4.2(b) of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 4.2(b) attached hereto.
2.  Limited Waiver.  Effective as of the Effective Time, as long as, after giving effect to the amendments set forth in this Agreement, (i) the Credit Parties are in compliance with the financial covenant set forth in Section 6.2 of the Credit Agreement for the measurement period ending on March 31, 2013 and (ii) the Credit Parties are in compliance with the financial covenant set forth in Section 6.3 of the Credit Agreement for the measurement period ending on March 31, 2013, the Agent and each Lender party hereto hereby waive the Specified Defaults; provided, that the foregoing waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or Event of Default which does not constitute a Specified Default now existing or hereafter arising.
3.  Conditions.  This Agreement shall be effective at the time (the "Effective Time") that all of the following conditions precedent have been met as determined by the Agent in its sole discretion:

(a)            Agent shall have received an executed signature page to this Agreement from each Credit Party, the Agent and the Required Lenders; and
(b)            Agent shall have received, on behalf of each Lender signatory to this Agreement, payment of a non-refundable amendment fee in an amount equal to 0.15% multiplied by the sum of such Lender's Revolving Loan Commitments and the unpaid principal balance of the Term Loans held by such Lender, which amendment fee shall be earned in full on the date hereof and shall be non-refundable once paid.
4.  Representations and Warranties of Credit Parties.  In order to induce the Agent and the Required Lenders to enter into this Agreement, each Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Agreement), that:
(a)  the execution, delivery and performance by each Credit Party of this Agreement has been duly authorized by all necessary corporate action and this Agreement is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance  with  its  terms,  except  as  such  enforceability  may  be  limited  by  applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar Laws relating to or affecting the enforceability of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the courts (regardless of whether enforcement is sought in a proceeding at law or in equity);
(b)  upon the effectiveness of this Agreement, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Agreement after giving effect to this Agreement and the transactions contemplated hereby;
(c)  neither the execution, delivery or performance of this Agreement by each Credit Party nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of such Credit Party's certificate or articles of incorporation or bylaws, or other organizational documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof or which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(d)  no Default or Event of Default exists or will result after giving effect to this Agreement and the transactions contemplated hereby.
5.  Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterpart and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
6.  Continuing Effect of the Credit Agreement.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Credit Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances.  This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the effectiveness of this Agreement, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.
7.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
8.  Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
9.  Reaffirmation.  The Credit Parties signatory hereto hereby reaffirm their guaranties of the Obligations and reaffirm that the Obligations are and continue to be secured by the security interest granted by the Credit Parties in favor of the Agent under the Guaranty and Security Agreement and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Credit Parties under such documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Credit Parties.  Each Credit Party acknowledges that all references to "Credit Agreement" and "Obligations" in the Loan Documents shall take into account the provisions of this Agreement and be a reference to the "Credit Agreement" and the "Obligations" as amended hereby.
                                                                                                           (signature pages follow)

IN WITNESS WHEREOF, the Parties hereto have cause this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
AFFYMETRIX, INC.

By:        /s/Timothy Barabe
Name: Timothy Barabe
Title: Executive Vice President and
Chief Financial Officer

USB CORPORATION

By:        /s/Timothy Barabe
Name: Timothy Barabe
Title: Chief Financial Officer

ANATRACE, INC.

By:        /s/Timothy Barabe
Name: Timothy Barabe
Title: Chief Financial Officer

EBIOSCIENCE HOLDING COMPANY, INC.

By:        /s/Timothy Barabe
Name: Timothy Barabe
Title: Vice President

EBIOSCIENCE, INC.

By:        /s/Timothy Barabe
Name: Timothy Barabe
Title: Vice President

[Signature Page to Third Amendment and Limited Waiver to Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPRATION
as Agent

By:        /s/Andrew D. Moore
Name: Andrew D. Moore
Title: Authorized Signatory

[Signature Page to Third Amendment and Limited Waiver to Credit Agreement]

Schedule A

Specified Defaults

1.
the potential Event of Default under Section 7.1(c) of the Credit Agreement arising from the failure of the Credit Parties to comply with the financial covenant set forth in Section 6.2 of the Credit Agreement for the measurement period ending on March 31, 2013; and

2.
the Event of Default under Section 7.1(c) of the Credit Agreement arising from the failure of the Credit Parties to comply with the financial covenant set forth in Section 6.3 of the Credit Agreement for the measurement period ending on March 31, 2013.

                                                          Exhibit 1.8(e)

                                                          [see attached]

                                                         EXHIBIT 1.8(e)
FORM OF EXCESS CASH FLOW CERTIFICATE
AFFYMETRIX, INC.

Date: _______________, 20__

This Excess Cash Flow Certificate (this "Certificate") is given by Affymetrix, Inc., a Delaware corporation (the "Borrower"), pursuant to subsection 1.8(e) of that certain Credit Agreement, dated as of June 25, 2012, by and among the Borrower, the other Credit Parties, General Electric Capital Corporation, as Agent, and the Lenders (as such agreement may be amended,  restated,  supplemented  or  otherwise  modified  from  time  to  time,  the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower.  By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuers, on behalf of the Borrower, that:
(a)	set forth on Exhibit A hereto is a correct calculation of Excess Cash Flow of the Credit Parties and their Subsidiaries for the year ended [December 31, 20__] and a correct calculation of the required prepayment of
$__________________; and
(b)	the calculation set forth on Exhibit A hereto is based on the audited financial statements which have been delivered to Agent in accordance with subsection 4.1(a) of the Credit Agreement.

                                                                                        [Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first written above.
AFFYMETRIX, INC.

By: ___________________________
Name: ___________________________
Title: ___________________________
                                                                                                         [Signature Page to Excess Cash Flow Certificate]

EXHIBIT A
TO
EXCESS CASH FLOW CERTIFICATE

Excess Cash Flow is defined as follows	$___________
Less: Scheduled principal payments with respectto Indebtedness actually paid in cash	$___________
Net Interest Expense (per Exhibit 4.2(b) of the Credit Agreement) actually paid in cash	$___________
Increase in Working Capital (defined below)	$___________
All cash losses (less cash gains) in respect of Rate Contracts deducted in calculating net income (or loss) for such period	$___________
All non-cash losses or expenses (or plus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of goodwill, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or plus gains)  and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory except to the extent such write-down, write off or reserve is related to a one-time GAAP-driven write-up of the inventory of Bender MedSystems, Inc. and the inventory of eBioscience Holding Company, Inc. and its Subsidiaries, in each case from cost-based to FMV-based as determined by an independent valuation analysis
$___________
Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents and Related Agreements and consummation on the Closing Date of the Related Transactions, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $12,500,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$___________
Fees, settlement costs and expenses incurred in connection with any litigation involving Borrower or any of its Subsidiaries, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$___________
Fees and expenses incurred in connection with Acquisitions (other than the Acquisitions on the Closing Date) and Dispositions (other than Dispositions permitted pursuant to Section 5.2(g) of the Credit Agreement) (in each case, whether or not successful), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$___________
Fees and expenses incurred in connection with severance costs, relocation costs, integration and facilities opening and closing costs, signing costs, retention or completion bonuses, transition costs and restructuring charges or reserves (including restructuring costs related to acquisition after the date hereof and to closure and/or consolidation of facilities), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $7,000,000 in the aggregate in any period of four consecutive Fiscal Quarters (provided, however, that such fees and expenses may be equal to an amount not greater than $11,000,000 for any date of measurement occurring on or after March 31, 2013 and on or prior to September 30, 2013 and (iii) disclosed to Agent
$___________
Plus: Decrease in Working Capital	$___________
Excess Cash Flow	[50%/25%/0%]*
Prepayment percent	$___________
Subtotal:	$___________
Minus: Voluntary prepayments of Term Loans	$___________
Prepayment amount	$___________

[*Refer to Section 1.8(e) of the Credit Agreement for a determination of the applicable prepayment percentage]
                                                                                                 Beg. of Period                                          End of Period
Current assets:                                                                     $___________                                        $__________
Less (to the extent included in current
assets):
Cash                                                                    $___________                                        $__________
Cash Equivalents                                              $___________                                        $__________
Adjusted current assets                                                    $___________                                        $__________
Current liabilities:                                                                $___________                                        $__________
Less (to the extent included in current
Liabilities):

Revolving Loans                                               $___________                                        $__________
Swing Loans                                                      $___________                                        $__________
Current portion of Indebtedness                   $___________                                        $__________
Adjusted current liabilities                                                $___________                                        $__________
Working Capital (adjusted current assets
minus adjusted current liabilities)                                     $___________                                        $__________
Decrease (Increase) in Working Capital (beginning of period minus end of period Working Capital)  $__________

To the extent Holdings or any of its Subsidiaries consummates an acquisition during such period, Beginning of Period Working Capital shall be recalculated on a proforma basis to include Working Capital acquired in such acquisition.

                                              Exhibit 4.2(b)

                                              [see attached]

                                                        EXHIBIT 4.2(b)
                     FORM OF COMPLIANCE CERTIFICATE
                                                 AFFYMETRIX, INC.
                                                       Date: _______________, 20__
This Compliance Certificate (this "Certificate") is given by Affymetrix, Inc., a Delaware corporation (the "Borrower"), pursuant to subsection 4.2(b) of that certain Credit Agreement, dated as of June 25, 2012, by and among the Borrower, the other Credit Parties, General Electric Capital Corporation, as Agent, and the Lenders (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuer, on behalf of the Borrower, that:
(a)            the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal yearend adjustments and the absence of footnote disclosure);
(b)            to the best of such officer's knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed or performed by them, and such officer does not have knowledge of any Default or Event of Default [except as specified on the written attachment hereto];
(c)            Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement; and
(d)          since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i)	changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ____________________________________;
(ii)	acquired the assets of, or merged or consolidated with or into, any Person, except as follows: _________________________________________________; or
(iii)	changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows: ___________________________________________________.

Note:  Unless otherwise specified, all financial covenants are calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.
                                                       [Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first above written.
AFFYMETRIX, INC.

By: ___________________________
Name: ___________________________
Title: ___________________________

                                                           [Signature Page to Compliance Certificate]

                                                     EXHIBIT A TO
                                                             COMPLIANCE CERTIFICATE

Covenant 6.1 Capital Expenditure Limit

For purposes of Covenant 6.1, Capital Expenditures are defined as follows:
The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP
$___________
Less: Net Proceeds from Dispositions and/or Events of Loss which a Credit Party is permitted to reinvest pursuant to subsection 1.8(c) and which are included above	$___________
To the extent included above, expenditures financed with cash proceeds from issuances of Stock or Stock Equivalents (other than Disqualified Stock)	$___________
To the extent included above, all insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss
$___________
To the extent included above, amounts paid as the purchase price for a Target in a Permitted Acquisition	$___________
Capital Expenditures	$___________
Permitted Capital Expenditures	$___________
In Compliance	Yes/No

Covenant 6.2 Leverage Ratio

Leverage Ratio is defined as follows:
Average of the sum of the aggregate balance of outstanding Revolving Loans and Swing Loans as of the last day of each month in the twelve month (or shorter period commencing on the Closing Date) period ended on the date of measurement
$_________ _
Plus: L/C Reimbursement Obligations as of date of measurement, whether or not then due and payable	$_________ _
Outstanding principal balance of the Term Loan as of date of measurement	$________ __
Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement	$________ __
Indebtedness evidenced by Convertible Notes as of date of measurement	$________ __
Earnouts (valued in accordance with GAAP)	$__________
Without duplication, all other Funded Indebtedness of Holdings and its Subsidiaries as of date of measurement	$_________ _
Indebtedness	$________ __
Adjusted EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)	$___________
Leverage Ratio (Indebtedness (from above) divided by Adjusted EBITDA)	____________
Maximum Leverage Ratio	____________
In Compliance	Yes/No

Covenant 6.3 Senior Leverage Ratio

Senior Leverage Ratio is defined as follows:
Indebtedness (per Covenant 6.2)	$___________
Less: Without duplication, Subordinated Indebtedness, Convertible Notes and Permitted Convertible Note Refinancings	$___________
Senior Indebtedness	$___________
Adjusted EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)	$___________
Senior Leverage Ratio (Senior Indebtedness (from above) divided by Adjusted EBITDA)	____________
Maximum Senior Leverage Ratio	____________
In Compliance	Yes/No

Covenant 6.4 Fixed Charge Coverage

Fixed Charge Coverage is defined as follows:
Cash Flow (per Exhibit B)	$_____ ____
Fixed Charges:[1]
Net Interest Expense (per Exhibit B)	$_______ __
Plus: Scheduled principal payments of Indebtedness (other than the Convertible Notes) during such period	$________ _
Restricted Payments described in subsection 5.11(b) paid in cash during such period	$_______ __
Fixed Charges	$_______ __
Fixed Charge Coverage (Cash Flow divided by Fixed Charges)	______ __ _
Required Fixed Charge Coverage	_______ _ _
In Compliance	Yes/No

1            For purposes of calculating Fixed Charge Coverage Ratio as of any date on or prior to June 30, 2013, Fixed Charges shall be calculated as follows:

a.            Net Interest Expense shall be calculated in accordance with Exhibit B.

b.             Scheduled principal payments of (i) the Term Loan shall be deemed to be $8,500,000 for each such measurement period, (ii) Prior Indebtedness shall be deemed to be zero for each such measurement period and (iii) all other Indebtedness shall be calculated using the actual amounts in respect thereof during each such measurement period.

c.            Restricted Payments described in subsection 5.11(b) of the Credit Agreement shall be calculated using the actual amounts paid in cash in respect thereof during each such measurement period.
1            For purposes of calculating Fixed Charge Coverage Ratio as of any date on or prior to June 30, 2013, Fixed Charges shall be calculated as follows:

a.            Net Interest Expense shall be calculated in accordance with Exhibit B.
b.            Scheduled principal payments of (i) the Term Loan shall be deemed to be $8,500,000 for each such measurement period, (ii) Prior Indebtedness shall be deemed to be zero for each such measurement period and (iii) all other Indebtedness shall be calculated using the actual amounts in respect thereof during each such measurement period.

c.            Restricted Payments described in subsection 5.11(b) of the Credit Agreement shall be calculated using the actual amounts paid in cash in respect thereof during each such measurement period.

EXHIBIT B TO
COMPLIANCE CERTIFICATE
 Calculation of EBITDA

EBITDA is defined as follows:
Net income (or loss) for the applicable period of measurement of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other extraordinary gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP
$___________
Plus: All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	$___________
Interest expense (less interest income) deducted in calculating net income (or loss) for such period	$___________
All taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period	$___ _____
All losses (less gains) in respect of Rate Contracts deducted in calculating net income (or loss) for such period	$__ _______
All non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of goodwill, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains)  and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory except to the extent such write-down, write off or reserve is related to a one-time GAAP-driven write-up of the inventory of Bender MedSystems, Inc. and the inventory of eBioscience Holding Company, Inc. and its Subsidiaries, in each case from cost-based to FMV-based as determined by an independent valuation analysis
$_______ _
Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents and Related Agreements and consummation on the Closing Date of the Related Transactions, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $12,500,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$_______ _
Fees, settlement costs and expenses incurred in connection with any litigation involving Borrower or any of its Subsidiaries, to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$_______ _
Fees and expenses incurred in connection with Acquisitions (other than the Acquisitions on the Closing Date) and Dispositions (other than Dispositions permitted pursuant to Section 5.2(g) of the Credit Agreement) (in each case, whether or not successful), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $5,000,000 in the aggregate in any period of four consecutive Fiscal Quarters and (iii) disclosed to Agent
$______ ___
Fees and expenses incurred in connection with severance costs, relocation costs, integration and facilities opening and closing costs, signing costs, retention or completion bonuses, transition costs and restructuring charges or reserves (including restructuring costs related to acquisition after the date hereof and to closure and/or consolidation of facilities), to the extent (i) deducted in the calculation of net income (or loss) for such period, (ii) such fees and expenses do not exceed $7,000,000 in the aggregate in any period of four consecutive Fiscal Quarters (provided, however, that such fees and expenses may be equal to an amount not greater than $11,000,000 for any date of measurement occurring on or after March 31, 2013 and on or prior to September 30, 2013) and (iii) disclosed to Agent
$_____ ____
EBITDA[2]	$________

2 EBITDA for any period set forth below shall be deemed to equal the amount set forth below for such period:

Period and EBITDA:
Calendar quarter ending September 30, 2011: $15,050,000
Calendar quarter ending December 31, 2011: $9,990,000
Calendar quarter ending March 31, 2012: $13,570,000
Calendar quarter ending June 30, 2012: The sum, without duplication, of the EBITDA of the Borrower and the Acquired Business for such calendar quarter

Calculation of Adjusted EBITDA

EBITDA for the applicable period of measurement	$______ ____
Plus:   with respect to any Target owned, directly or indirectly, by the Credit Parties for which the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including earnouts but excluding any Stock of the Borrower) was greater than or equal to $3,000,000 and for which the Agent has received financial statements pursuant to subsection 4.1(b) for less than twelve (12) months, Pro Forma EBITDA allocated to each month prior to the acquisition thereof included in the trailing twelve (12) month period for which Adjusted EBITDA is being calculated;
$_______ ___
Minus: with respect to any Material Disposition consummated within the period in question, positive EBITDA (if any) attributable to the Subsidiary, profit centers, or other asset which is the subject of such Material Disposition from the beginning of such period until the date of consummation of such Material Disposition
$________ __
Adjusted EBITDA	$__________

"Pro Forma EBITDA" means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) month period preceding the acquisition thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated on month by month basis by the Credit Parties and consented to by the Agent and Required Lenders. [Note: If more than one Target has been acquired, attach calculations of Pro Forma EBITDA for each Target]

"Material Disposition" means any Disposition for which the total consideration received by the Borrower or any of its Subsidiaries (including, without limitation, all transaction costs, transferred Indebtedness and Liabilities repaid, transferred or no longer reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Disposition and the maximum amount of all deferred payments, including earnouts) exceeds $3,000,000.

Calculation of Cash Flow
EBITDA for the applicable period of measurement	$___ _______
Less: Unfinanced Capital Expenditures (per Exhibit B)	$____ ______
Taxes on or measured by income paid or payable in cash during such period[1]	$_____ ____
Cash Flow (used in calculation of Excess Cash Flow and Fixed Charge Coverage)[2]	$_______ ___

1 Taxes on or measured by income paid or required to be paid in cash ("Cash Taxes") (a) for the measurement period ending on September  30, 2012, shall equal Cash Taxes during the period from July 1, 2012 through September 30, 2012 multiplied by 4.0, (b) for the measurement period ending on December 31, 2012, shall equal Cash Taxes during the period from July 1, 2012 through December 31, 2012 multiplied by 2.0, and (c) for the measurement period ending on March 31, 2013, shall equal Cash Taxes during the period from July 1, 2012 through March 31, 2013 multiplied by 1.33.
2 Unfinanced Capital Expenditures for any period below shall be deemed to equal the amount set forth below for such period:

Period                                                                                                                                Unfinanced Capital Expenditures

Calendar quarter ending September 30, 2011                             $1,856,000
Calendar quarter ending December 31, 2011                               $5,104,000
Calendar quarter ending March 31, 2012                                        $2,782,000
Calendar quarter ending June 30, 2012                                             The sum, without duplication, of the Unfinanced Capital Expenditures of the Borrower and the Acquired Business for such calendar quarter

Calculation of Net Interest Expense
Net Interest Expense[1]:
Gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Holdings and its Subsidiaries on a consolidated basis
$___ ______
Less: Interest income for such period	$_____ ____
Net Interest Expense (used in calculation of Fixed Charge Coverage and Excess Cash Flow)	$_______ __

1            Net Interest Expense (a) for the measurement period ending on September  30, 2012, shall equal Net Interest Expense during the period from July 1, 2012 through September 30, 2012 multiplied by 4.0, (b) for the measurement period ending on December 31, 2012, shall equal Net Interest Expense during the period from July 1, 2012 through December 31, 2012 multiplied by 2.0, and (c) for the measurement period ending on March 31, 2013, shall equal Net Interest Expense during the period from July 1, 2012 through March 31, 2013 multiplied by 1.33.

Calculation of Unfinanced Capital Expenditures
The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP	$___________
Less: Net Proceeds from Dispositions and/or Events of Loss which a Credit Party is permitted to reinvest pursuant to subsection 1.8(c) and which are included above	$____ ______
To the extent included above, expenditures financed with cash proceeds from issuances of Stock or Stock Equivalents (other than Disqualified Stock)	$___________
To the extent included above, all insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss
$___________
To the extent included above, amounts paid as the purchase price for a Target in a Permitted Acquisition	$___________
Capital Expenditures	$___________
Less: Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)	$___________
Unfinanced Capital Expenditures (used in calculation of Cash Flow)	$___________